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                               AMENDMENT NO. 1 TO
                           GENERAL SECURITY AGREEMENT

         AMENDMENT NO. 1 dated as of December 20, 1999 (this "Amendment") to GENERAL SECURITY AGREEMENT, dated as of July 29, 1998 (the "Agreement"), by and between PICK COMMUNICATIONS CORP., a Nevada corporation ("Debtor"), and COMMONWEALTH ASSOCIATES, a New York limited partnership, as agent ((the "Agent") for the investors (the "Investors") from time to time (the Agent, acting in such capacity, the "Secured Party.") Terms with initial capital letters used herein without definition shall have the meanings set forth in the Agreement.

         WHEREAS, the Debtor has agreed to sell to Lebow Investments Ltd., a British Virgin Islands Corporation ("Lebow") all of the outstanding capital stock of PICK Net Inc., a New Jersey corporation, and PICK Net UK, PLC, a corporation formed under the laws of England, both wholly-owned subsidiaries of the Debtor (collectively "PICK Net") pursuant to a Stock Purchase Agreement dated as of September 13, 1999 ("Stock Purchase Agreement");

         WHEREAS, Atlantic Tele-Network Inc. ("ATN") has entered into a Credit Agreement dated as of September 13, 1999 with PICK Net (the "Credit Agreement") pursuant to which ATN in its discretion will lend up to $5,000,000 to PICK Net;

         WHEREAS, ATN has heretofore made and may hereafter make unsecured loans to the Debtor;

         WHEREAS, pursuant to the requirements of the Credit Agreement, ATN has asked the Debtor to have the Secured Party enter into this Amendment in order to allow ATN to make loans to PICK Net pursuant to the Credit Agreement and to make loans to the Debtor;

         WHEREAS, the Debtor has requested that the Secured Party allow it to release from Collateral certain personal property necessary to sell the capital stock of PICK Net and allow Lebow to then operate PICK Net; and

         WHEREAS, the Secured Party has agreed to Debtor's request and is willing to amend the Agreement subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, the Agent and the Investors agree as follows:

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                                    ARTICLE I

                                   Definitions

         Section 1.01 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II

                                   Amendments

         Section 2.01. Amendments to Section 1 of the Agreement. Section 1 of the Agreement, effective as of the date hereof, is amended as follows:

         (a) The following definition is hereby amended and restated as follows:

             "Collateral" means, except for the property and contracts listed on
Schedule 1 attached hereto, all of the Debtor's right, title and interest in and under or arising out of each and all of the following:

                      All personal property and fixtures of the Debtor of any
             type or description, wherever located and now existing or hereafter arising or acquired, including but not limited to the following:

                      (i) all of the Debtor's goods including, without limitation:

                            (a) all inventory, including without limitation, equipment held for lease, whether raw materials, in process or finished, all material or equipment usable in processing the same and all documents of title covering any inventory (all of the foregoing, "Inventory"), including without limitation that located at the locations listed on Schedule I annexed hereto;

                            (b) all equipment (the "Equipment") employed in connection with the Debtor's business, together with a present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof, including without limitation that located at the locations fisted on
                            Schedule I annexed hereto;

                      (ii) all of the Debtor's present and future accounts, accounts receivable, general intangibles, contracts and contract rights (herein sometimes referred to as "Receivables"), including but not limited to the

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                            Debtor's rights (including rights to payment) under
                            all Assigned Agreements, together with

                            (a) all claims, rights, powers or privileges and remedies of the Debtor relating thereto or arising in connection therewith including, without limitation, all rights of the Debtor to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or any property which is the subject of the Assigned Agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of the Secured Party) may be necessary or advisable in connection with any of the foregoing,

                            (b) all liens, security, guaranties, endorsements, warranties and indemnities and all insurance and claims for insurance relating thereto or arising in connection therewith,

                            (c) all rights to property forming the subject matter of the Receivables including, without limitation, rights to stoppage in transit and rights to returned or repossessed property,

                            (d) all writings relating thereto or arising in connection therewith including without limitation, all notes, contracts, security agreements, guaranties, chattel paper and other evidence of indebtedness or security, all powers-of-attorney, all books, records, ledger cards and invoices, all credit information, reports or memoranda and all evidence of filings or registrations relating thereto,

                            (e) all catalogs, computer and automatic machinery software and programs, and the like pertaining to operations by the Debtor in, on or about any of its plants or warehouses, all sales data and other information relating to sales or service of products now or hereafter manufactured on or about any of its plants, and all accounting information pertaining to operations in, on or about any of its plants, and all media in which or on which any of the information or knowledge or data is stored or contained, and all computer programs used for the compilation or printout of such information, knowledge, records or data, and


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                            (f) all accounts, contract rights, general
                            intangibles and other property rights of any nature whatsoever arising out of or in connection with the foregoing, including without limitation, payments due and to become due, whether as repayments, reimbursements, contractual obligations, indemnities, damages or otherwise;

                      (iii) all other personal property of the Debtor of any
                            nature whatsoever, including, without limitation, all accounts, bank accounts, deposits, credit balances, contract rights, inventory, general intangibles, goods, equipment, instruments, chattel paper, machinery, furniture, furnishings, fixtures, tools, supplies, appliances, plans and drawings, together with all customer and supplier fists and records of the business, and all property from time to time described in any financing statement (UCC-1) signed by the Debtor naming the Agent as secured party; and

                      (iv) all additions, accessions, replacements, substitutions or improvements and all products and proceeds including, without limitation, proceeds of insurance, of any and all of the Collateral described in clauses (i) through (iii) above.

                                   ARTICLE III

             Ratifications, Representations, Warranties and Covenant

         Section 3.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Agent, Debtor and Investors agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

         Section 3.02. Representations and Warranties. The Debtor hereby represents and warrants to Agent and Investors that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Debtor is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Debtor and will not violate the Articles of Incorporation or Bylaws of Debtor.




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                                   ARTICLE IV

                              Conditions Precedent

         Section 4.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Secured Party):

                  (a) Agent shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Agent in its sole discretion:

                      (i) Company Certificate. A certificate executed by the
                  Secretary or Assistant Secretary of Debtor certifying (A) that Debtor's Board of Directors has adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Debtor of the Amendment and the Loan Documents and (B) that except as certified and attached thereto, neither the Articles of Incorporation nor Bylaws of Debtor have been amended since the date of the Agreement;

                      (ii) Other Documents. Debtor shall have executed and
                  delivered such other documents and instruments as Agent may require.

                  (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Secured Party and their legal counsel.

                                    ARTICLE V

                                  Miscellaneous

         Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Investor or any closing shall affect the representations and warranties or the right of Agent and each Investor to rely thereon.

         Section 5.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

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         Section 5.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 5.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

         Section 5.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Investors and Debtor and their respective successors and assigns; provided, however, that Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent. Agent and each Investor may assign any or all of their rights or obligations hereunder without the prior consent of any Debtor.

         Section 5.06. Counterparts. This Amendment maybe executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.07. Effect of Waiver. No consent or waiver, express or implied, by Agent or any Investor to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Agent or any Investor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 5.08. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.09. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN- AGENT, THE LENDERS AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, THE LENDERS AND BORROWERS.


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         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                    PICK COMMUNICATIONS CORP, as Debtor


                                    By: /s/ Diego Leiva
                                       -----------------------------------------
                                       Name:  Diego Leiva
                                       Title: Chairman of the Board of Directors


                                    COMMONWEALTH ASSOCIATES, as Agent,
                                    as Secured Party

                                    By: COMMONWEALTH MANAGEMENT CO.,
                                        INC., its General Partner


                                    By: /s/ Joseph Wynne
                                       -----------------------------------------
                                       Name:  Joseph Wynne
                                       Title: Chief Financial Officer




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